HARLEYSVILLE GROUP INC.

AMENDED AND RESTATED

DIRECTORS’ EQUITY COMPENSATION PLAN

Approved by the Board of Directors: February 21, 2007

Approved by Stockholders: April 25, 2007

HARLEYSVILLE GROUP INC.

AMENDED AND RESTATED DIRECTORS’ EQUITY COMPENSATION PLAN

1.  Purpose. Harleysville Group Inc. (the “Company”) has established the Plan to further its long-term financial success by providing a mechanism to make equity-based awards to Non-Employee Directors of the Company and of its Parent, whereby such Non-Employee Directors can share in achieving and sustaining such success. The Plan also provides a means to attract and retain the Non-Employee Directors needed to achieve the Company’s and the Parent’s long-term growth and profitability objectives.

2.  Definitions. When used in this Plan, the following defined terms shall have the following meanings:

“Annual Meeting” means the annual meeting of stockholders for the election of Director, generally held in April of each year.

“Annual Board Meeting” means the meeting of the Board of Directors held in conjunction with the Annual Meeting of each year.

“Award(s)” means Stock Options, Deferred Stock Units and Restricted Stock granted or awarded under this Plan.

“Change in Control” shall be deemed to have occurred:

(a)  if the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than twenty percent (20%) of the combined voting power of the Employer Voting Securities (as herein defined) is acquired by any individual, entity or group (a “Person”), other than the Parent, the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (for purposes of this Plan, “Company Voting Securities” shall mean the then outstanding voting securities of the Company entitled to vote generally in the election of directors); provided, however, that the following shall not constitute a Change in Control under this paragraph (a): (i) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this definition; (ii) any acquisition of the Company Voting Securities from the Parent pursuant to a Business Combination (as herein defined) or otherwise, if (x) the acquiring or resulting entity is organized in the mutual form, and (y) persons who were members of the Incumbent Board (as herein defined) of the Parent immediately prior to such acquisition constitute at least two-thirds of the members of the Board of Directors of the acquiring entity immediately following such acquisition and (iii) any acquisition of voting securities from the Company or the Parent by a person engaged in business as an underwriter of securities who acquires the shares through his participation in good faith in a firm commitment underwriting registered under the Securities Act; and (iv) any acquisition otherwise within the terms of this paragraph (a) during any period in which Parent owns at least a majority of the combined voting power of Company Voting Securities (the “Parent Control Period”), but if such an acquisition is made during a Parent Control Period by any Person and such Person continues to hold more than 20% of the combined voting power of all Company Voting Securities on the first day following the termination of a Parent Control Period, such acquisition will be deemed to have been first made on such date; or

(b)  if, during any period of twenty-four (24) consecutive months, individuals who, as of the beginning of such period, constitute the Board of Directors of the Company or the Parent, as the case may be (the “Applicable Incumbent Board”), cease for any reason to constitute at least a majority of the Board of Directors of the Company or the Parent, as the case may be; provided, however, that (x) any individual becoming a director of the Company or the Parent, as the case may be, during such period whose election, or nomination for election, was approved by a vote of at least a two-thirds of the directors then comprising the Applicable Incumbent Board (other than in connection with the settlement of a threatened proxy contest) shall be considered as though such individual were a member of the Incumbent Board of Directors of the Company or the Parent, as the case may be, and (y) the provisions of this paragraph (b) shall not be applicable to the composition of the Board of Directors of Parent if Parent shall cease to own at least 20% of the combined voting power of all Company Voting Securities; or

(c)  upon consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), unless, in any such case, immediately following such Business Combination the following three conditions are met: (i) more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (the “New Parent Corporation”), is represented, in either such case, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power is distributed among the holders thereof, in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities; and (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Company existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) were members of the Board of Directors of the Company at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(d)  Parent affiliates with, or acquires by merger, a third party and, as a consequence thereof, persons who were members of the Incumbent Board of Parent immediately prior to such transaction cease to constitute at least two-thirds of the directors of Parent following such transaction provided, however, that this paragraph (d) shall not apply if immediately prior to such affiliation or merger, Parent does not own more than 20% of the combined voting power of Company Voting Securities; or

(e)  upon approval by the stockholders of the Company and all necessary regulatory authorities of a complete liquidation or dissolution of the Company; or

(f)  any other event shall occur that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (or any provision successor thereto); or

(g)  the Company or Parent has entered into a management agreement or similar arrangement pursuant to which an entity other than the Company or the Parent or the Boards of Directors or the executive officers and management of the Company or the Parent has the power to direct or cause the direction of the management and policies of the Company or the Parent; provided, however, that this paragraph (g) shall not apply to Parent if, immediately prior to entering into any such management agreement or similar arrangement, Parent does not own more than 20 percent of Company Voting Securities.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference in this Plan to a Code Section shall mean and refer to such Section or any successor thereto as may be in effect from time to time and the regulations promulgated thereunder.

“Committee” means the Compensation & Personnel Development Committee of the Board of the Company or any other committee selected by the Board meeting the applicable requirements of the SEC and the NASDAQ corporate governance standards.

“Common Stock” means the common stock of the Company, par value $1 per share.

“Company” means Harleysville Group Inc., a Delaware corporation, and any successor in a reorganization or similar transaction.

“Date of Grant” means the date designated by the Committee as the date as of which the Committee grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

“Deferred Stock Unit” means an Award under this Plan of a right to receive one Share per unit, as further described in Section 6.

“Directors’ Standard Deferred Compensation Plan” means the Company’s Directors’ Standard Deferred Compensation Plan, which allows Non-Employee Directors to defer some or all of their director fees and equity awards.

“Dividend Reinvestment and Stock Purchase Plan” means the Harleysville Group Inc. Dividend Reinvestment and Stock Purchase Plan under which eligible Non-Employee Directors may reinvest dividends and dividend equivalents to purchase Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any given date, with respect to Awards made hereunder, (i) the closing sale price of a Share of Common Stock on such date on the principal securities exchange on which the Company’s Common Stock is listed or traded, (ii) if not so reported, the average of the closing (or other designated) bid and asked prices on the immediately preceding business day as reported on the principal securities exchange on which the Company’s Common Stock is listed or traded, or (iii) if not so reported, as otherwise determined by the Committee in the good faith exercise of its discretion in accordance with applicable law. A “business day” is any day, other than Saturday or Sunday, on which the relevant market is open for trading.

“Non-Employee Director” means a member of the Company’s Board of Directors or a member of the Parent’s Board of Directors, who is not an employee of the Company or the Parent or any subsidiary of either the Company or the Parent.

“Parent” means Harleysville Mutual Insurance Company.

“Plan” means this Harleysville Group Inc. Amended and Restated Directors’ Equity Compensation Plan.

“Restricted Stock” means an award of Shares subject to restrictions, as further described in Section 7 of this Plan.

“SEC” means the Securities and Exchange Commission.

“Share” means a share of Common Stock.

“Stock Option(s)” means a stock option right to purchase Shares of the Company’s Common Stock, which is not intended to comply with the terms and conditions for an incentive stock option, as set forth in Section 422 of the Code.

“Termination of Service” means the termination of an individual’s status as a Non-Employee Director for any reason whatever, whether voluntarily or involuntarily, including disability or death of the Non-Employee Director.

3.  Plan Administration. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have full and exclusive authority:

(a)  to interpret the Plan;

(b)  to determine the Non-Employee Directors to whom Awards should be made under the Plan;

(c)  to determine the type of Awards to be made and the amount, size and terms of each such Award;

(d)  to determine the time when the Awards are granted and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration thereof;

(e)  to prescribe, amend and rescind rules and regulations relating to the Plan; and

(f)  to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan as permitted by federal and state laws and regulations, including those laws and regulations exemption from Section 16 of the Exchange Act, or by rules and regulations of a national securities exchange on which the Common Stock is then listed or traded.

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the documents evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan whether or not such persons are similarly situated.

The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders, the Non-Employee Directors, and any persons having any interest under the Plan. The Secretary of the Company shall be authorized to take such action of a ministerial nature, including the preparation of Award documents provided to Non-Employee Directors, as shall be necessary to effectuate the intent and purposes hereof at the direction of the Committee.

4.  Shares Available; Adjustments.

(a)  Shares Available. Subject to adjustment as specified in Section 4(b) below, the aggregate number of Shares that may be issued under the Plan is 500,000 Shares, which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company. If any Award granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised or vested in full, the number of Shares not purchased under such Award shall again be available for the purposes of the Plan. Notwithstanding anything to the contrary in this Section 4(a), (i) should the exercise price of a Stock Option be paid with Shares or by reducing the number of Shares issuable upon such exercise, or (ii) should Shares otherwise issuable under the Plan be paid in cash or withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of a Stock Option or the vesting of an Award, then the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares for which the Stock Option is exercised or which vest under the Award, and not by the net number of Shares issued to the holder of such Stock Option or Award.

(b)  Adjustments. In the event of stock dividends, stock splits, re-capitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, such automatic substitution or adjustment shall be made in the maximum aggregate number of Shares which may be issued under this Plan, the maximum number of shares with respect to which Awards may be granted to any individual during any year, the number and exercise price of Shares subject to outstanding Stock Options, and the number of Shares subject to other outstanding Awards, as the Committee determines shall cause an equitable adjustment under this Plan, in proportion to the effect of such change to the Common Stock generally; provided that the number of Shares subject to any Award shall be rounded down to the nearest whole number so that the number of Shares subject to any Award shall always be a whole number. In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan.

(c)  Rights Upon a Change in Control. In the event of a consummation of a Change in Control, notwithstanding any other restrictive provisions herein, all previously granted Stock Options shall become exercisable immediately, and all previously issued Deferred Stock Units and Restricted Stock shall have all forfeiture restrictions lapse immediately regardless of whether the applicable deferral period or Restriction Period has expired.

5.  Stock Options. All Stock Options granted to Non-Employee Directors under the Plan shall be subject to the following terms and conditions, which shall be set forth in an appropriate written document (“Option Document”) and which may provide such other terms, conditions and provisions, not inconsistent with this Plan, as the Committee may direct. For the avoidance of doubt, the Committee has the authority to revise any of the terms set forth in this Plan with respect to a Stock Option Award except for those terms required by law.

(a)  Price. The exercise price per Share for each Stock Option Award shall not be less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the Date of Grant and, in no event, less than the par value of the Common Stock.

(b)  Exercise Term and Vesting. The Committee shall establish the vesting schedule for each Stock Option in the Option Document; provided, that, except as provided in Section 5(e) below, or as varied in the Option Document, the standard vesting schedule for each Stock Option Award shall be 33 1/3% exercisable on and after the first anniversary of the Date of Grant, 33 1/3% on and after the second anniversary of the Date of Grant, and the remaining 33 1/3% shall be exercisable on and after the third anniversary of the Date of Grant, in each case until the end of the term of the Stock Option; provided, further, that the number of Shares vesting in each year shall be adjusted, as necessary, so that only a whole number of Shares shall vest each year. The Committee has the power to accelerate the vesting schedule of any outstanding Stock Option Award, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate. All Stock Options shall expire as of 5:00 p.m. on the tenth anniversary of the Date of Grant unless the Committee provides otherwise in the Option Document.

(c)  Exercise Procedures. A Stock Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Secretary of the Company, and payment of the full exercise price for the Shares being purchased, as well as payment of all withholding taxes due thereon, if any.

(d)  Payment. The exercise price of a vested Stock Option, or portion thereof, may be paid:

(i)  by check, bank draft, money order, or electronic funds transfer payable to the order of the Company; or

(ii)  through the delivery of Shares of the Company’s Common Stock owned by the Non-Employee Director, having an aggregate Fair Market Value as determined as of the date prior to exercise equal to the exercise price; or

(iii)  by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

(iv)  by a combination of (i), (ii) and (iii) above.

In the event a Non-Employee Director delivers already-owned Shares of the Company’s Common Stock, at the Non-Employee Director’s option, the Non-Employee Director may provide an executed attestation of ownership in lieu of actual delivery of Shares.

Subject to the approval of the Committee, as set forth in the Option Document or otherwise in accordance with Rule 16b-3 of the Exchange Act, a Non-Employee Director may surrender already-owned Shares of the Company’s Common Stock or forego delivery of Shares due as a result of the exercise, in order to pay any withholding tax required to be collected upon exercise of a Stock Option. Such Shares shall be valued at their Fair Market Value pursuant to Section 5(d)(ii) above.

If payment is made under Section 5(d)(iii) of the Plan, the written exercise notice may instruct the Company to deliver Shares due upon the exercise of the Stock Option to a registered broker or dealer designated by the Non-Employee Director, if any, (“Designated Broker”) in lieu of delivery to the Non-Employee Director. Such instructions must designate the account into which the Shares are to be deposited.

(e)  Rights upon Termination of Service.

(i)  Unless different provisions are made in the Option Document, in the event of a Non-Employee Director’s Termination of Service, all unvested Stock Options shall expire and be terminated on the date of termination, and the Non-Employee Director shall have one hundred and eighty (180) days to exercise all Stock Options that are vested and exercisable as of the date of termination unless the Committee in the Option Document or otherwise grants an additional period in which to exercise the vested Stock Options. If the Non-Employee Director does not exercise such vested Stock Options in such 180-day period, the vested Stock Options shall automatically expire and be terminated.

(ii)  In the event of a Non-Employee Director’s Termination of Service due to death, prior to the expiration of the term of his or her outstanding Stock Option Awards, all Stock Options shall immediately become vested and exercisable, and the Non-Employee Director’s estate or personal representative shall have the right to exercise such vested Stock Options for a period of the shorter of (i) the remaining term of any Stock Option or (ii) one year after Termination of Service, subject to such terms and conditions, as may be specified by the Committee.

(f)  Restrictions upon Transfer. Unless otherwise directed by the Committee, each Option Document shall provide that no Stock Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Non-Employee Director or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5(f) shall not prevent (with Committee approval) transfers to the Non-Employee Director’s spouse, children, grandchildren, parents or a trust established for any of them or the Non-Employee Director, or by will or the laws of descent and distribution. If such a transfer is made, the Non-Employee Director may not receive any consideration therefor, and the Stock Option will continue to be subject to the same terms and conditions as were applicable to the Stock Option immediately before transfer.

6.  Deferred Stock Units.

(a)  Automatic Awards. Beginning with the Annual Meeting to be held in April 2007, each individual who is serving as Non-Employee Director at the time of an Annual Board Meeting, and will be continuing to serve in such capacity after such Annual Board Meeting, shall automatically receive a number of Deferred Stock Units equal to the result of dividing (i) $50,000 by (ii) the Fair Market Value of a Share as of the day before the date of the Annual Board Meeting for that year. These automatic Awards will be made in connection with each Annual Meeting until this provision is amended or removed by the Committee or the Board. Each such automatic Deferred Stock Unit Award shall entitle the Non-Employee Director to receive, upon Termination of Service or upon the Non-Employee Director’s death, the number of Shares equal to the number of Deferred Stock Units, unless the Non-Employee Director has elected in writing to the Company, prior to the date of Termination of Service, to defer receipt of the Shares in accordance with the Directors’ Standard Deferred Compensation Plan. The provisions of this Section 6(a) specifically supersede and replace the provisions of this Plan, prior to its amendment and restatement in calendar year 2007 with respect to Deferred Stock Units to be awarded in 2007, 2008 and 2009.

(b)  Other Deferred Stock Awards. The Committee shall have the authority, in its discretion, to make additional Deferred Stock Unit Awards to Non-Employee Directors in accordance with the provisions of this Plan. Such Awards shall have the vesting schedule and other terms as set forth in the Award Commitment for such Award.

(c)  Provisions Applicable to all Deferred Stock Unit Awards.

(i)  Each award of Deferred Stock Units under the Plan shall be evidenced by a written document (the “Award Commitment”) which shall indicate (1) the number of Deferred Stock Units granted to the Non-Employee Director; (2) the Date of Grant; and (3) any other terms and conditions the Committee deems necessary or appropriate. All Deferred Stock Unit Awards shall be subject to the terms of this Plan and the Award Commitment.

(ii)  Whenever the Company pays cash dividends with respect to its outstanding Shares, a Non-Employee Director shall receive an amount equal to all or any portion of the dividends that would be paid on Shares equal to the number of his or her Deferred Stock Units (“dividend equivalents”), unless the Non-Employee Director has elected, in writing, prior to such payment, to defer receipt of the dividend equivalents pursuant to the Directors’ Standard Deferred Compensation Plan or has elected to use the dividend equivalents to purchase Common Stock pursuant to the Dividend Reinvestment and Stock Purchase Plan.

(iii)  The receipt of Shares under any Deferred Stock Unit Awards may be deferred by a Non-Employee Director prior to vesting as long as such deferral is made in accordance with the provisions of the Directors’ Standard Deferred Compensation Plan.

(iv)  A Deferred Stock Unit shall not be transferable otherwise than by will or the laws of intestate distribution. Except for such transfers, Deferred Stock Units and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of a Deferred Stock Unit, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, such Deferred Stock Unit and the rights and privileges conferred hereby shall immediately terminate.

(v)  A Non-Employee Director granted a Deferred Stock Unit under this Plan shall have only the rights of a general unsecured creditor of the Company until such Non-Employee Director receives Shares equal to the number of his or her Deferred Stock Units pursuant to this Section 6. A Non-Employee Director shall have no voting rights with respect to any Shares issuable pursuant to Deferred Stock Units until the date on which a certificate representing such Shares is issued.

7.  Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions, which shall be set forth in an appropriate written agreement between the Company and the Non-Employee Director (“Award Document”) and which may provide such other terms, conditions and provisions not inconsistent with this Plan, as the Committee may direct.

(a)  Price. Restricted Stock may be awarded to a Non-Employee Director free of any purchase price or for such purchase price as is established by the Committee in the Award Document.

(b)  Restriction Period. Restricted Stock awarded pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, prohibitions against transfer, and substantial risks of forfeiture as shall be determined by the Committee and set forth in the Award Document (“Restriction Period”). A Restriction Period will generally be from three to six years; provided, however, that the Committee in its sole discretion may establish other time periods. The Committee shall have the power to permit, in its discretion, an acceleration of the lapse of the applicable Restriction Period with respect to any part or all of the Restricted Stock awarded to a Non-Employee Director.

(c)  Restriction Upon Transfer. During the Restriction Period applicable to any Restricted Stock Award, no right or interest of the Non-Employee Director in such Restricted Stock nor any interest or right therein (including the right to vote such Shares and receive dividends thereon) or part thereof shall be liable for the debts, contracts or engagements of the Non-Employee Director or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding the foregoing and except as otherwise provided in this Plan, the Non-Employee Director shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such Shares.

(d)  Certificates. Each certificate issued in respect of Restricted Stock awarded to a Non-Employee Director shall be deposited with the Company or its designee and shall bear the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Harleysville Group Inc. Amended and Restated Directors’ Equity Compensation Plan and a related Award Document between the Non-Employee Director and the Company. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Award Document, a copy of each of which is on file in the office of the Secretary of Harleysville Group Inc.

(e)  Lapse of Restrictions. The Award Document shall specify the terms and conditions upon which any restrictions upon Restricted Stock awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Shares of Common Stock free of the restrictive legend shall be issued to the Non-Employee Director or his or her legal representative.

If established in the Award Document, a Non-Employee Director may surrender already owned Shares of the Company’s Common Stock or forego delivery of Shares due as a result of the lapse of restrictions of a Restricted Stock Award in order to pay any withholding tax required to be collected upon lapse of restrictions. Such Shares shall be valued at their Fair Market Value as of the trading day immediately prior to the date of the lapse of restrictions.

In the event of a Non-Employee Director’s Termination of Service due to death, all restrictions upon Restricted Stock awarded under this Plan shall lapse and Shares of Common Stock free of the restrictive legend shall be issued to the Non-Employee Director or his or her legal representative.

(f)  Termination Prior to Lapse of Restrictions. In the event of a Non-Employee Director’s Termination of Service prior to the lapse of restrictions as determined pursuant to the provisions of the Section 7(e) above, all Restricted Stock as to which there still remains unlapsed restrictions shall be forfeited by such Non-Employee Director to the Company without payment of any consideration by the Company, and neither the Non-Employee Director nor any successors, heirs, assigns, or personal representatives of such Non-Employee Director shall thereafter have any further rights or interest in such Shares of Restricted Stock or any certificate representing such Shares of Restricted Stock.

The Committee shall have the power to permit an acceleration of previously established Restriction Periods or other forfeiture requirements, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

8.  Miscellaneous Provisions.

(a)  Amendment, Suspension and Termination of Plan. The Committee or the Board may, at any time, amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 8(b) or amend any Award previously granted, prospectively or retroactively (subject to Section 4); provided, however, that, (i) unless otherwise required by law, the rights of a Non-Employee Director with respect to Awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Non-Employee Director; (ii) except as otherwise provided in Section 4(b) hereof, the Committee shall not reduce the exercise price of Stock Options previously awarded to any Non-Employee Director, whether through amendment, cancellation and replacement grant, or any other means, without prior stockholder approval; and (iii) the Company will seek the approval of the Company’s stockholders for any amendment if such approval is necessary to comply with the Code, Federal or state securities laws or any other applicable laws or regulations, including the Marketplace Rules of the National Association of Securities Dealers, Inc.

(b)  Government and Other Regulations. The obligation of the Company to issue Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

(i)  If the Common Stock is listed on a national securities exchange or The NASDAQ Stock Market, the issuance of any Shares of Common Stock pursuant to an Award shall be conditioned upon such Shares being listed on such exchange or The NASDAQ Stock Market. The Company shall have no obligation to issue any Shares of Common Stock unless and until such Shares are so listed, and the right to exercise any Stock Option or vest in any Deferred Stock Unit shall be suspended until such listing has been effected.

(ii)  If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Shares or Awards, and the right to exercise any Stock Option or vest in any Deferred Stock Unit shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

(iii)  Upon termination of any period of suspension under this Section 8(b), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Stock Option.

(c)  Other Compensation Plans: The Plan shall not be deemed to preclude the implementation by the Company or the Parent of other compensation plan for Non-Employee Directors which may be in effect from time to time. Participation in this Plan shall not affect a Non-Employee Directors’ eligibility to participate in any other compensation plan of the Company or the Parent. Any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company or the Parent, unless specifically provided.

(d)  Withholding Taxes. The Company shall have the right to deduct or withhold, or require a holder of an Award to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.

(e)  Certificates. Whenever the Plan provides for issuance of a stock certificate(s) to reflect the issuance of Shares, the issuance may be affected on a non-certificate basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(f)  Construction of Plan. The interpretation of this Plan and the application of any rules implemented hereunder shall be determined in accordance with the laws of the State of Delaware.

(g)  Pronouns, Singular and Plural. The masculine may be read as feminine, the singular as plural, and the plural as singular as necessary to give effect to the Plan.

(h)  Limitation of Rights.

(i)  No Right to Continue as a Non-Employee Director. Neither the Plan, nor the granting of an Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Non-Employee Director has a right to continue as a Non-Employee Director of the Company or the Parent for any period of time.

(ii)  No Stockholder’s Rights. Except with respect to Restricted Stock Awards, a Non-Employee Director shall have no rights as a stockholder with respect to the Shares covered by Awards granted or made hereunder until the date of the issuance of stock in book entry or certificate form and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Shares are issued.

(i)  Plan Effective Date and Termination. This Plan shall be deemed effective on the day the Board approves this Plan, as amended and restated, subject to the approval by the stockholders of the Company (the “Effective Date”). Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares of Common Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

(j)  Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, shall assume the liabilities of the Company under this Plan and perform any duties and responsibilities in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.